UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2010

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel (State or other jurisdiction of incorporation)	001-33299 (Commission File Number)	98-0233400 (I.R.S. Employer Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Approval of 2010 Base Salary and Cash Bonus Previously Paid to Eyal Waldman, President and Chief Executive Officer (the “CEO”) of Mellanox Technologies, Ltd. (the “Company”).
Further to the approval of the Company’s Audit Committee (the “Committee”) and its Board of the Directors (the “Board”), at the Company’s 2010 Annual General Meeting of Shareholders held on May 17, 2010 (the “Meeting”), the Company’s shareholders approved the increase in the annual base salary of the CEO from $325,000 to $375,000, effective April 1, 2010, and approved the payment of the cash bonus previously paid to the CEO in the amount of $142,000 for services rendered for the fiscal year ended December 31, 2009.
Approval and Ratification of Equity Awards Previously Granted to CEO.
Further to the approval of the Committee and the Board, at the Meeting the Company’s shareholders ratified and approved the following equity awards previously granted to the Company’s CEO (each, a “Prior Equity Award” and, collectively, the “Prior Equity Awards”):
(i)	An option to purchase 49,578 ordinary shares at an exercise price per share equal to $18.22, which was previously granted on December 31, 2007 and which vested over fours years, with 1/4 of the shares subject to the option vesting on December 31, 2008 and then at the rate of 1/48 of the original number of shares subject to the option monthly thereafter, so long as Mr. Waldman remained an officer or employee. This option grant was subsequently surrendered by Mr. Waldman in exchange for the grant made on April 22, 2009, as described under item (iii) below, and is no longer outstanding.
(ii)	An option to purchase 90,000 ordinary shares at an exercise price per share equal to $8.23, which was previously granted on December 26, 2008 and which vests over four years, with 1/4 of the shares subject to the option vesting on December 26, 2009 and then at the rate of 1/48 of the original number of shares subject to the option monthly thereafter, so long as Mr. Waldman remains an officer or employee.
(iii)	An option to purchase 40,972 ordinary shares at an exercise price per share equal to $10.23, which was previously granted on April 22, 2009 in exchange for the surrender by Mr. Waldman of the option described under item (i) above, and which vests over three years, with 1/3 of the shares subject to the option vesting on April 22, 2010 and then in equal installments monthly thereafter, so long as Mr. Waldman remains an officer or employee.
(iv)	45,000 restricted stock units, which was previously granted on January 5, 2010 and which vests over four years at the rate of 13/48 of the shares on February 1, 2011, and thereafter at the rate of 3/48 of the original number of the shares on the first day of each quarterly period of May, August, November and February commencing May 1, 2011, with the final 2/48 of the original number of shares vesting on January 1, 2014, so long as Mr. Waldman remains an officer or employee.
All of the above Prior Equity Awards were previously granted pursuant to our Global Share Incentive Plan (2006), which plan provides for the grant of equity awards to eligible officers, directors, employees and consultants and which plan was previously approved by shareholders in accordance with the requirements of Israeli law. The per share exercise prices of each of the above Prior Equity Awards was the closing market price per share on the respective dates of grant of such Prior Equity Awards.
Approval and Ratification of All Past Perquisites Paid to CEO and Authorization of Board or Compensation Committee to Approve Perquisites from Time to Time.
Further to the approval of the Committee and the Board, at the Meeting the Company’s shareholders ratified and approved all past perquisites previously paid to the CEO related to the performance of his services as the chief executive officer, president and chairman of the Board, and authorized the Board or the Compensation Committee of the Board to approve the extent of such perquisites from time to time. Such perquisites include items such as rent expenses, household expenses, tax reimbursements related to perquisites provided and accommodation expenses.
Approval of Changes to Non-Employee Director Cash Compensation.
Further to the approval of the Committee and the Board, at the Meeting the Company’s shareholders approved the proposed increase to the annual retainer fees paid to the non-employee directors and the elimination of the fees paid to non-employee directors for each Board or committee meeting attended. The revised compensation amounts are as follows: (i) $35,000 per year for service as a Board member; (ii) $25,000 per year for service as chairperson of the Committee and $7,000 per year each for service as chairperson of the Compensation and of the Nominating and Corporate Governance Committees of the Board; (iii) $5,000 per year for service as a member of the Committee and $3,000 per year each for service as a member of the Compensation and of the Nominating and Corporate Governance Committees of the Board; and (iv) no fees to be paid for each Board or committee meeting attended; provided that non-employee directors are reimbursed by the Company for expenses incurred in connection with attending such meetings.
Approval of Changes to Non-Employee Director Option Grant Policy.
Further to the approval of the Committee and the Board, at the Meeting the Company’s shareholders approved the proposed amendments to the initial and annual, automatic, non-discretionary equity awards made to non-employee directors pursuant to our Non-Employee Director Option Grant Policy (the “Policy”), as follows: (i) each new non-employee director will receive an option to purchase 50,000 ordinary shares as of the date he or she first becomes a non-employee director, which will vest in equal monthly installments over three years following their respective dates of grant, provided the director continues to serve as a non-employee director on the Board; and (ii) thereafter, following the date of each annual general meeting, each individual who continues to serve as a non-employee director on such date will receive an award of 5,000 restricted stock units, which will vest in equal monthly installments over the one-year period following the date of grant, provided the director continues to serve as a non-employee director on the Board.
The foregoing description of the Policy, as amended to reflect the actions approved by the Company’s shareholders at the Meeting (as amended, the “Amended Policy”), is qualified in its entirety by reference to the text of the Amended Policy, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Meeting, the Company’s shareholders voted on the following eleven proposals:
Proposal No. 1: To elect four directors to the Board to serve a one-year term expiring at the 2011 Annual General Meeting of Shareholders:

Nominee	For	Against	Abstain	Non-votes
Eyal Waldman	17,851,675	3,921,893	14,529	3,028,613
Glenda Dorchak	17,856,537	3,894,523	37,037	3,028,613
Irwin Federman	17,856,450	3,894,610	37,037	3,028,613
Thomas Weatherford	17,856,908	3,894,602	36,587	3,028,613
Each of the above nominees was elected.
Proposal No. 2: To elect two outside directors to the Board to each serve a three-year term expiring on May 17, 2013:

Nominee	For	Against	Abstain	Non-votes
Amal M. Johnson	17,867,514	3,884,046	36,537	3,028,613
Thomas J. Riordan	17,868,346	3,883,125	36,626	3,028,613

Each of the above nominees was elected.
Proposal No. 3: To approve the appointment of Eyal Waldman, the Company’s CEO, as chairman of the Board for an additional three-year term.

For	Against	Abstain	Non-votes
18,228,237	6,530,759	57,710	0
Proposal No. 3 was approved.
Proposal No. 4: To approve (i) the increase in annual base salary of Eyal Waldman from $325,000 to $375,000 effective April 1, 2010, and (ii) the cash bonus previously paid to Mr. Waldman in the amount of $142,000 for services rendered for the fiscal year ended December 31, 2009.

For	Against	Abstain	Non-votes
24,608,293	151,461	56,952	0
Proposal No. 4 was approved.
Proposal No. 5: To ratify and approve the Prior Equity Awards to the CEO.

For	Against	Abstain	Non-votes
13,185,065	8,546,205	56,827	3,028,613
Proposal No. 5 was approved.
Proposal No. 6: To ratify and approve all past perquisites paid to the CEO and to authorize the Board or the Compensation Committee of the Board to approve the extent of such perquisites from time to time.

For	Against	Abstain	Non-votes
17,992,344	6,758,175	66,186	0
Proposal No. 6 was approved.

Proposal No. 7: To approve certain increases to the annual retainer fees paid to non-employee directors and to eliminate the fees paid to non-employee directors for each board or committee meeting attended.

For	Against	Abstain	Non-votes
24,600,308	177,536	38,863	0
Proposal No. 7 was approved.
Proposal No. 8: To approve certain changes to the initial and annual, automatic, non-discretionary grants made to non-employee directors pursuant to the Policy.

For	Against	Abstain	Non-votes
16,154,903	5,553,769	79,425	3,028,613
Proposal No. 8 was approved.
Proposal No. 9: To approve an amendment to the indemnification undertaking by and among the Company and each of its directors and officers.

For	Against	Abstain	Non-votes
18,054,631	6,682,240	79,836	0
Proposal No. 9 was approved.
Proposal No. 10: To ratify and approve the purchase of liability insurance for directors and officers of the Company and its subsidiaries.

For	Against	Abstain	Non-votes
24,670,953	109,217	36,538	0
Proposal No. 10 was approved.

Proposal No. 11: To appoint PricewaterhouseCoopers as independent registered public accounting firm for the fiscal year ended December 31, 2010 and to authorize the Committee to determine our accounting firm’s remuneration in accordance with the volume and nature of their services.

For	Against	Abstain	Non-votes
24,756,135	47,062	13,511	0
Proposal No. 11 was approved.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Mellanox Technologies, Ltd. Amended and Restated Non-Employee Director Option Grant Policy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2010	MELLANOX TECHNOLOGIES, LTD.
	By:	/s/ Michael Gray
		Name:	Michael Gray
		Title:	Chief Financial Officer

Exhibit Index

10.1	Mellanox Technologies, Ltd. Amended and Restated Non-Employee Director Option Grant Policy